UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )
Filed by Registrant ☑
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
ARLO TECHNOLOGIES, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check the appropriate box)
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Notice of Annual Meeting of Stockholders

Arlo Technologies, Inc.
3030 Orchard Parkway,
San Jose, California 95134

To Be Held On June 25, 2021
Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Arlo Technologies, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held entirely online due to the continuing threat to public health as a result of the COVID-19 pandemic and to support the health and well-being of our employees, advisors and stockholders. You will be able to attend the Annual Meeting online by visiting http://www.virtualshareholdermeeting.com/ARLO2021, where you will be able to listen to the meeting live and vote. You will need to have the 16-digit control number included on your Notice of Internet Availability. The meeting will be held on Friday June 25, 2021 at 9:30 a.m. (local time) for the following purposes:
1.	To elect the one nominee for Class III director named herein to hold office until the 2024 annual meeting of stockholders.
2.
To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.

3.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 26, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.
By Order of the Board of Directors,
/s/ Ralph E. Faison
Ralph E. Faison
Chairman of the Board of Directors
San Jose, California
April 29, 2021
You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting online, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote if you attend the meeting online. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Arlo Technologies, Inc.
3030 Orchard Parkway,
San Jose, California 95134
PROXY STATEMENT
FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 25, 2021
Q:
Why did I receive a notice regarding the availability of proxy materials on the internet?
A:

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Arlo Technologies, Inc. (sometimes referred to as “we,” “us,” the “Company” or “Arlo”) is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. The Annual Meeting will be held virtually on June 25, 2021 at 9:30 a.m., Pacific Time. You can attend the Annual Meeting online by visiting www.virtualshareholdermeeting.com/ARLO2021, where you will be able to listen to the meeting live, submit questions and vote online. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return by proxy using a proxy card that you may request or that we may elect to deliver at a later time, or follow the instructions below to submit your proxy over the telephone or through the internet.

We intend to mail the Notice on or about April 29, 2021 to all stockholders of record entitled to vote at the Annual Meeting.
Q:
Will I receive any other proxy materials by mail?
A:
We may send you a proxy card, along with a second Notice, on or after May 9, 2021.
Q:
Why are we holding a virtual Annual Meeting?
A:

This year we have implemented a virtual format for our Annual Meeting, which will be conducted via live audio webcast and online stockholder tools. Given the evolving situation relating to the COVID-19 pandemic, we believe a virtual format supports the health and well-being of our employees, advisors and stockholders, and helps to facilitate stockholder attendance by enabling stockholders to attend from any location around the world without person-to-person contact, at no cost (other than any costs associated with your internet access, such as usage charges from internet access providers and telephone companies). A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money. During the Annual Meeting, we will answer appropriate questions submitted during the Annual Meeting to the extent relevant to the business of the Annual Meeting, and as time permits.

Q:
How do I attend the Annual Meeting?
A:

The meeting will be held online on Friday June 25, 2021 at 9:30 a.m. Pacific Time. You will be able to attend and participate in the Annual Meeting online by visiting http://www.virtualshareholdermeeting.com/ARLO2021, where you will be able to listen to the meeting live, submit questions and vote. You will not be able to attend the

Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 1

Annual Meeting in person. Information on how to vote at the Annual Meeting is discussed below. The Annual Meeting webcast will begin promptly at 9:30 a.m., Pacific Time. We encourage you to access the webcast prior to the start time. Online check-in will begin at 9:15 a.m. Pacific Time, and you should allow ample time for the check-in procedures.
Q:
What do I need in order to be able to participate in the virtual Annual Meeting?
A:

You will need the 16-digit control number included on your Notice in order to be able to vote your shares or submit questions during the Annual Meeting. Instructions on how to connect to the Annual Meeting and participate via the internet, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/ARLO2021. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual shareholder meeting login page.
Q:
Who can vote at the Annual Meeting?
A:

Only stockholders of record at the close of business on April 26, 2021 will be entitled to vote at the Annual Meeting. On this record date, there were 81,275,378 shares of common stock outstanding and entitled to vote. A complete list of stockholders entitled to vote at the Annual Meeting will be available for a period of ten days prior to the Annual Meeting at our principal executive offices located at 3030 Orchard Parkway, San Jose, California 95134. In addition, the list of stockholders will also be available during the Annual Meeting on the virtual meeting site at http://www.virtualshareholdermeeting.com/ARLO2021.

Stockholder of Record: Shares Registered in Your Name
If, on April 26, 2021, your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy over the telephone or on the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time as instructed below to ensure your vote is counted. If you submit your proxy telephonically or over the internet, you must do so no later than 11:59 p.m. Eastern Time on June 24, 2021. Stockholders who attend the virtual Annual Meeting should follow the instructions at http://www.virtualshareholdermeeting.com/ARLO2021 to vote online during the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If, on April 26, 2021, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
Q:
What am I voting on?
A:
There are two matters scheduled for a vote:
•	Proposal One: Election of the one Class III director named herein to hold office until the 2024 annual meeting of stockholders; and
•
Proposal Two: Ratification of the selection by the Audit Committee of the Board (the “Audit Committee”) of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021.

2

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Q:
What if another matter is properly brought before the Annual Meeting?
A:

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Q:
How do I vote?
A:

You may either vote “For” the nominee to the Board or you may “Withhold” your vote for the nominee. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the virtual Annual Meeting and vote online even if you have already voted by proxy.
•
VOTE ONLINE AT THE ANNUAL MEETING: To vote online during the virtual Annual Meeting, please go to http://www.virtualshareholdermeeting.com/ARLO2021. You will be asked to provide the 16-digit control number included on your Notice. Once you have logged into the virtual Annual Meeting, please follow the instructions to vote your shares. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions.

•
VOTE BY PHONE: To vote over the telephone, dial toll-free 1-800-690-6903 using any touch-tone telephone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 24, 2021 to be counted.

•
VOTE BY INTERNET: You may vote by completing an electronic proxy card at www.proxyvote.com. You will be asked to provide the control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on June 24, 2021 to be counted. We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

•
VOTE BY PROXY CARD: To vote using a proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer or other agent, you should have received a Notice containing voting instructions from that organization rather than from Arlo. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your brokerage firm, bank, dealer or other agent. Follow the instructions from your broker or bank, or contact your broker or bank to request a proxy form.
Q:
How many votes do I have?
A:
On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 26, 2021.
Q:
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
A:
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.
Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 3

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominee for director and “For” the ratification of the selection by the Audit Committee of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2021. If any other matter is properly presented at the meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Q:
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
A:

If you are a beneficial owner and do not instruct your brokerage firm, bank, dealer or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is considered to be a routine matter under applicable rules. Brokers and nominees can use their discretion to vote uninstructed shares with respect to matters that are considered to be routine under applicable rules, but not with respect to non-routine matters. Under applicable rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, without your instructions, your broker or nominee may not vote your shares on Proposal One, but may vote your shares on Proposal Two.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Q:
Who is paying for this proxy solicitation?
A:

Arlo will pay for the entire cost of soliciting proxies. In addition to these proxy materials, Arlo’s directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks, dealers or other agents for the cost of forwarding proxy materials to beneficial owners.

Q:
What does it mean if I receive more than one Notice?
A:

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notice to ensure that all of your shares are voted.

Q:
Can I change my vote after submitting my proxy?
A:
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to Arlo’s Secretary at 3030 Orchard Parkway, San Jose, California 95134.
•	You may attend the virtual Annual Meeting and vote online at that time. Simply attending the Annual Meeting will not, by itself, revoke your proxy.
Your most recent proxy card or telephone or internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your brokerage firm, bank, dealer or other agent as a nominee, you should follow the instructions provided by your broker or bank.
4

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Q:
When are stockholder proposals and director nominations due for next year’s annual meeting?
A:

To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting, your proposal must be submitted in writing by December 30, 2021, to the attention of the Secretary of Arlo Technologies, Inc., 3030 Orchard Parkway, San Jose, California 95134. If you wish to submit a proposal (including a director nomination) that is not to be included in the Company’s proxy materials for next year’s annual meeting, you must do so between January 26, 2022 and February 25, 2022. You are also advised to review the Company’s amended and restated bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations. The timely submission of a proposal (including a director nomination) does not guarantee its inclusion in the Company’s proxy materials.

Q:
What are “broker non-votes”?
A:

When a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or other agent holding the shares as to how to vote on matters deemed to be non-routine under applicable rules, the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

Q:
How are votes counted?
A:

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, for the proposal to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent public accounting firm, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions will have no effect on Proposal One. Abstentions will be counted towards the vote total for Proposal Two and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
Q:
How many votes are needed to approve each proposal?
A: •
For Proposal One, the election of directors, the one nominee receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. While “Withhold” votes and broker non-votes will have no effect on the outcome of the vote, we have adopted a Majority Voting in Uncontested Elections Policy pursuant to which any nominee for director at the Annual Meeting would be required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director receives a greater number of “Withhold” votes than votes “For” such election. For more information on this policy see the section titled “Information Regarding the Board of Directors and Corporate Governance- Corporate Governance Guidelines.”

•
To be approved, Proposal Two, the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2021, must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will have no effect.

Q:
What is the quorum requirement?
A:

A quorum of stockholders is necessary to hold the Annual Meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the virtual Annual Meeting or represented by proxy. On the record date, there were 81,275,378 shares outstanding and entitled to vote. Thus, the holders of 40,637,690 shares must be present in person or represented by proxy at the virtual Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your brokerage firm, bank, dealer or other agent) or if you vote at the virtual Annual Meeting.
Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 5

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.
Q:
How can I find out the results of the voting at the Annual Meeting?
A:

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the Securities and Exchange Commission (“SEC”) within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

6

PROPOSAL ONE

ELECTION OF DIRECTORS
The Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.
The Board presently has seven members. There are two Class III directors whose term of office expires in 2021: Matt McRae and Michael Pope. As previously disclosed, Mr. Pope has decided not to stand for re-election, and his term will expire at the Annual Meeting. Mr. McRae was previously elected by the stockholders. Proxies may not be voted for a greater number of persons than the number of nominees named in this Proxy Statement, which is one. Mr. McRae, a current director of the Company, was recommended for nomination to the Board at the Annual Meeting by the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”). If elected at the Annual Meeting, Mr. McRae would serve until the 2024 Annual Meeting of Stockholders or until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is the Company’s policy to invite directors and nominees for director to attend the Annual Meeting. All of our directors attended our 2020 Annual Meeting of Stockholders.
Directors are elected at the Annual Meeting by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Because we have not received notice from any stockholders that they intend to nominate candidates for election as directors at the Annual Meeting, we expect that the Company’s nominee will be elected at the Annual Meeting. However, the Board has adopted a Majority Voting in Uncontested Elections Policy pursuant to which any nominee for director at the Annual Meeting would be required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director receives a greater number of “Withhold” votes than votes “For” such election. For more information on this policy see the section titled “Information Regarding the Board of Directors and Corporate Governance- Corporate Governance Guidelines.”
Nominees
The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to believe that that nominee should continue to serve on the Board. However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why such member believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.
Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 7

Nominee for Election for a Three-Year Term Expiring at the 2024 Annual Meeting

Matthew McRae has served as our Chief Executive Officer since February 2018 and as a member of our Board since August 2018. Mr. McRae served as Senior Vice President of Strategy of NETGEAR, Inc. (“NETGEAR”) from October 2017 until August 2018. Mr. McRae previously served as the Chief Technology Officer of Vizio Inc., a consumer electronics company, from March 2010 to August 2017, and prior to that served as its Vice President and General Manager, Advanced Products Group, from 2008 to 2010. From 2007 to 2008, Mr. McRae was Vice President of Marketing and Business Development of Fabrik (now part of HGST, Inc.), a provider of data storage and next generation web services, and prior to that, from 2001 to 2007, was the Senior Director, Worldwide Business Development at Cisco Systems Inc., a leader in networking services. Mr. McRae has served on the board of directors of Violux, a private technology company, since September 2020. He previously served on the board of directors of Dedicated Hosting Services, Inc., UC Irvine Institute for Innovation and the Leatherby Center for Entrepreneurship and Business Ethics at the Business School of Chapman University.

Qualifications:

Mr. McRae’s extensive industry experience in leadership positions at consumer electronics companies qualifies him to serve as a member of our Board.

Matthew McRae
Age 47 Director since 2018 Board Committees: None Other Current Public Company Boards: None

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NAMED NOMINEE.
8

PROPOSAL ONE

CONTINUING DIRECTORS
Directors Continuing in Office Until the 2022 Annual Meeting

Jocelyn E. Carter-Miller has served as a member of our Board since August 2018. Prior to joining the Arlo Board, Ms. Carter-Miller served on the board of directors of NETGEAR from January 2009 to August 2018. Since 2005, Ms. Carter-Miller has been President of TechEdVentures, Inc. and since 2013 has been President of SoulTranSync, LLC, entrepreneurial ventures specializing in the development and marketing of high performance educational and personal/ community empowerment programming. Also, Ms. Carter-Miller leads Jocelyn Carter-Miller, LLC, a business consulting firm. From 2002 until 2004, Ms. Carter-Miller served as Executive Vice President and Chief Marketing Officer of Office Depot, Inc. Before that, Ms. Carter-Miller worked a decade at Motorola, Inc., initially as a Director of Marketing and Network Service Quality, then as Vice President and GM of International Networks Division Latin America and EMEA Operations, and ultimately as Corporate Vice President and Chief Marketing Officer. She also spent eight years at Mattel, Inc. in marketing, product development and strategic business planning roles. Ms. Carter-Miller also currently serves on the Board of Directors of Principal Financial Group, Inc. and Interpublic Group of Companies, Inc.

Qualifications:

Ms. Carter-Miller provides an in-depth understanding of marketing to home users and small businesses based on her extensive marketing and executive experience at various public companies. In addition, Ms. Carter-Miller’s expertise gained from her time on the boards of large public companies provides an important perspective on corporate governance best practices and procedures that can be applied at Arlo and qualifies her to serve as a member of our Board.

Jocelyn E. Carter-Miller
Age 63 Director since 2018 Board Committees: Compensation (Chair), Audit, Strategic Other Current Public Company Boards: Principal Financial Group, Inc., Interpublic Group of Companies, Inc.

Ralph E. Faison has served as the Chairman of our Board since August 2018. Prior to joining the Arlo Board, Mr. Faison served on the board of directors of NETGEAR from August 2003 to August 2018. Mr. Faison currently is a private investor. From January 2011 to July 2014, Mr. Faison served as the President and Chief Executive Officer and chair of the board of directors of Pulse Electronics Corporation, a public company and manufacturer of electronic components. From February 2003 through December 2007, Mr. Faison served as Chief Executive Officer of Andrew Corporation, a public company and a manufacturer of communications equipment and systems. He also served at various times as President, Chief Operating Officer, and Director at Andrew Corporation. From June 2001 to June 2002, Mr. Faison was President and Chief Executive Officer of Celiant Corporation, a manufacturer of power amplifiers and wireless radio frequency systems, which was acquired by Andrew Corporation. From October 1997 to June 2001, Mr. Faison was Vice President of the New Ventures Group at Lucent Technologies, Inc., a communications service provider, and from 1995 to 1997, he was Vice President of advertising and brand management at Lucent. Prior to joining Lucent, Mr. Faison also held various positions at AT&T, a voice and data communications company, including as Vice President and General Manager of AT&T’s wireless business unit and manufacturing Vice President for its consumer products unit in Bangkok, Thailand. Mr. Faison also serves on the Board of Directors of Visilink Technologies, Inc., a company that produces wireless broadcast video cameras for the commercial broadcast and military markets.

Qualifications:

Mr. Faison has extensive experience in leading and managing large international companies. He is well versed in the complex manufacturing and distribution systems that today’s multinational companies implement. Mr. Faison, as a recent public company chair and chief executive officer, is able to advise Arlo on many aspects of public company governance and management and is qualified to serve as a member of our Board.

Ralph E. Faison

Age 62
Director since 2018

Board Committees:
Chairman of the Board,
Nominating and Corporate
Governance (Chair),
Compensation, Cybersecurity and Privacy, Strategic (Chair)

Other Current Public Company
Boards: Visilink Technologies, Inc.

Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 9

Directors Continuing in Office Until the 2023 Annual Meeting

Grady K. Summers has served as a member of our Board since August 2018. Prior to joining the Arlo Board, Mr. Summers served on the board of directors of NETGEAR from January 2016 to August 2018. Mr. Summers currently serves as Executive Vice President, Product of SailPoint Technologies, Inc., a leading provider of enterprise identity governance solutions. From 2014 to 2020, Mr. Summers served in various roles at FireEye, Inc., a manufacturer of flame safeguard controls and burner management systems, most recently as the Executive Vice President and Chief Technology Officer. He joined FireEye through its acquisition of Mandiant in 2014. At Mandiant, Mr. Summers served as the Vice President of Strategic Solutions and led the company’s strategic consulting and customer success divisions. Prior to Mandiant, from 2010 to 2012, Mr. Summers was a principal at Ernst & Young (“E&Y”). Before E&Y, from 1999 to 2010, he held various roles at General Electric, most recently as the Chief Information Security Officer overseeing a large global information security organization.

Qualifications: Mr. Summers has years of quality experience reviewing, leading, designing, and implementing cybersecurity programs. He provides Arlo with technology perspectives, strategic insight, and cyber security oversight. Mr. Summers is an expert in addressing the security and privacy challenges that Arlo faces in today’s connected world and is qualified to serve as a member of our Board.

Grady K. Summers
Age 44 Director since 2018 Board Committees: Cybersecurity and Privacy (Chair), Audit Other Current Public Company Boards: None

Prashant (Sean) Aggarwal has served as a member of our Board since October 2018. Mr. Aggarwal has served as Chief Executive Officer of Soar Capital Partners since March 2016, where he focuses on investments in early-stage technology companies. From November 2011 to February 2015, Mr. Aggarwal was Chief Financial Officer at Trulia, Inc., an online real estate company, where he directed the company's successful initial public offering in 2012. From June 2008 to October 2011, Mr. Aggarwal served as Vice President of Finance at PayPal, Inc., an online payments company. From March 2003 to May 2008, Mr. Aggarwal worked at eBay, Inc., an online commerce company, in various finance roles including Vice President of Finance. Prior to eBay, Mr. Aggarwal was Director of Finance at Amazon, Inc., an online commerce company. Mr. Aggarwal started his career in investment banking with Merrill Lynch, Pierce, Fenner & Smith Incorporated. Mr. Aggarwal also currently serves on the Board of Directors of Lyft, Inc., and Yatra Online, Inc.

Qualifications:

Mr. Aggarwal has significant operational and finance experience as an executive and board member of technology companies. He has led organizations through periods of rapid top-line growth and expansion into international markets. Mr. Aggarwal’s deep understanding of finance, financial reporting, strategy, operations and risk management qualifies him to serve as a member of our Board.

Prashant Aggarwal
Age 55 Director since 2018 Board Committees: Nominating and Corporate Governance, Compensation, Cybersecurity and Privacy, Audit Other Current Public Company Boards: Lyft, Inc. (Chair), Yatra Online, Inc.

10

PROPOSAL ONE

Amy Rothstein has served as a member of our Board since May 2019. Ms. Rothstein currently serves as Chief Legal Officer and Head of Corporate Development for Tremor International Ltd, a leading provider of digital video brand advertising solutions, where she is responsible for managing the global legal affairs of the group and driving operational and strategic goals. During her tenure with Tremor International, Ms. Rothstein has also served as Chief Operating Officer. Ms. Rothstein joined Tremor International through its acquisition of RhythmOne Plc in April 2019, at which time Ms. Rothstein served as Executive Vice President, Chief Legal Officer and Chief Operating Officer of RhythmOne. Ms. Rothstein joined RhythmOne through its acquisition of YuMe Inc. where since August 2013, Ms. Rothstein served as YuMe's Deputy General Counsel and then General Counsel. Prior to joining YuMe, Ms. Rothstein served as the Director of Mergers and Acquisitions for North America for Hewlett Packard Inc. where she led and supported a variety of complex transactions. She has also held associate positions with Weil, Gotshal and Manges LLP and Cooley LLP advising clients on a wide variety of securities, M&A, commercial and governance matters.

Qualifications:

We believe that Ms. Rothstein’s extensive experience evaluating and executing complex strategic transactions including M&A and advising public company technology boards qualifies her to serve as a member of our Board.

Amy Rothstein
Age 46 Director since May 2019 Board Committees: Nominating and Corporate Governance, Strategic Other Current Public Company Boards: None

Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 11

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Overview
Arlo combines an intelligent cloud infrastructure and mobile app with a variety of smart connected devices that is transforming the way people experience the connected lifestyle. Arlo’s deep expertise in product design, wireless connectivity, cloud infrastructure and cutting-edge AI capabilities focuses on delivering a seamless, smart home experience for Arlo users that is easy to setup and interact with every day. Our cloud-based platform provides users with visibility, insight and a powerful means to help protect and connect in real-time with the people and things that matter most, from any location with a Wi-Fi or a cellular connection. The Company primarily generates revenue by selling devices through retail, wholesale distribution, wireless carrier channels, security solution providers, Arlo's direct to consumer store and paid subscription services. The Company was incorporated in Delaware on January 5, 2018.
On February 6, 2018, NETGEAR announced that its board of directors had unanimously approved the pursuit of a separation of its Arlo business from NETGEAR (the “Separation”) to be effected through an initial public offering (the “IPO”) of newly issued shares of the common stock of Arlo, then a wholly owned subsidiary of NETGEAR. On July 6, 2018, the Company filed a registration statement (as amended, the “IPO Registration Statement”) relating to the IPO of common stock of Arlo with the U.S. Securities and Exchange Commission (the “SEC”). Following a series of restructuring steps prior to the completion of the IPO of Arlo common stock, the Arlo business was transferred from NETGEAR to Arlo (collectively, the “Contribution”).
On August 2, 2018, NETGEAR and Arlo announced the pricing of the IPO of 10,215,000 shares of Arlo’s common stock at a price to the public of $16.00 per share. On August 3, 2018, Arlo’s shares began trading on the New York Stock Exchange under the ticker symbol “ARLO.” On August 7, 2018, the Company completed its IPO of 11,747,250 shares of common stock (including 1,532,250 shares of common stock pursuant to the underwriters’ option to purchase additional shares, which was exercised in full on August 3, 2018), at $16.00 per share, before underwriting discounts and commissions and estimated offering costs. Cash proceeds from the IPO were $173.4 million, net of the portion of the offering cost paid by Arlo, which portion was $1.4 million. The total offering cost was $4.6 million, of which $3.2 million was paid by NETGEAR.
Prior to the completion of the IPO, the Company was a wholly owned subsidiary of NETGEAR and upon the closing of the IPO (including the issuance of additional shares of common stock pursuant to the underwriters’ option to purchase additional shares, which was exercised in full) on August 7, 2018, NETGEAR owned approximately 84.2% of the shares of Arlo’s outstanding common stock.
On November 29, 2018, NETGEAR announced that its board of directors had approved a special stock dividend (the “Distribution”) to NETGEAR stockholders of the 62,500,000 shares of Arlo common stock owned by NETGEAR. The Distribution was made on December 31, 2018 (the “Distribution Date”) to all NETGEAR stockholders of record as of the close of business on December 17, 2018 (the “Record Date”). In the Distribution, each NETGEAR stockholder of record on the Record Date received 1.980295 shares of Arlo common stock for every share of NETGEAR common stock held on the Record Date, subject to cash in lieu of fractional shares. The Distribution was intended to qualify as generally tax free to NETGEAR stockholders for U.S. federal income tax purposes. In connection with the Distribution, 62,500,000 shares of Arlo common stock held by NETGEAR were distributed to its stockholders and NETGEAR is no longer considered a related party to the Company.
Independence of the Board of Directors
As required under the NYSE listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE, as in effect from time to time.
12

PROPOSAL ONE
Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following six directors are independent directors under the applicable rules of the NYSE: Mses. Carter-Miller and Rothstein and Messrs. Faison, Summers, Aggarwal and Pope. In making this determination, the Board found that none of our directors had a material or other disqualifying relationship with the Company. Mr. McRae is not considered independent because he is an executive officer of the Company.
Board Leadership Structure
The Board has an independent Chair, Mr. Faison, who has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of our business and affairs. In addition, we have a separate chair for each committee of the Board. The chair of each committee is expected to report to the Board from time to time, or whenever so requested by the Board, on the activities of his or her committee in fulfilling its responsibilities as detailed in its respective charter or specify any shortcomings should that be the case. In addition, we believe that having a separate Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of us and our stockholders. As a result, we believe that having a separate Chair can enhance the effectiveness of the Board as a whole.
Role of the Board in Risk Oversight
One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Compensation Committee of the Board (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Cybersecurity and Privacy Committee of the Board (the “Cybersecurity and Privacy Committee”) has the responsibility to oversee cybersecurity risk management.
Typically, the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.
As a result of the COVID-19 pandemic, we have and may in the future experience disruptions that could severely impact our business. Given the evolving nature of the pandemic, our senior management and our Board of Directors are communicating more frequently to monitor potential business impacts and further strategic planning.
Meetings of the Board of Directors
The Board met eight times and acted by unanimous written consent four times during 2020. All directors attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served in 2020.
In fiscal year 2020, the Company’s independent directors met four times in an executive session at which Mr. Faison presided and only independent directors were present.
Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 13

Information Regarding Committees of the Board of Directors
The Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Cybersecurity and Privacy Committee and a Strategic Review Committee. The following table provides membership and meeting information for fiscal year 2020 for each of the committees of the Board that existed in fiscal year 2020:
Name	Audit	Compensation	Nominating and Corporate Governance	Cybersecurity and Privacy	Strategic Committee
Ralph E. Faison *		X	Chair	X	Chair
Matthew McRae
Jocelyn E. Carter-Miller *	X	Chair			X
Grady K. Summers *	X			Chair
Mike Pope *	Chair		X(1)
Prashant Aggarwal *	X(2)	X	X	X
Amy Rothstein *			X(1)		X
Total meetings in 2020	8	4	4	4	—
*	Independent Director
(1)	Ms. Rothstein replaced Mr. Pope as a member of the Nominating and Corporate Governance Committee in January 2020.
(2)	Mr. Aggarwal was added as a member of the Audit Committee in April 2020.
Immediately following the Annual Meeting, the Board expects that Mr. Aggarwal will be appointed as Chair of the Audit Committee replacing the vacancy created by Mr. Pope’s term expiring at the Annual Meeting, and Ms. Rothstein will be appointed as a member of the Audit Committee.
Below is a description of each committee of the Board.
The Board has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.
Audit Committee
The Audit Committee was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes, internal controls, independent auditor relationships, and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:
•	overseeing management’s establishment and maintenance of adequate systems of internal accounting and financial controls;
•	reviewing the effectiveness of our legal and regulatory compliance programs and risk management policies;
•	overseeing our financial reporting process, including the filing of financial reports; and
•	selecting independent auditors, evaluating their independence and performance and approving audit fees and services performed by them.
The Audit Committee is composed of four directors: Ms. Carter-Miller and Messrs. Summers, Pope and Aggarwal. Mr. Aggarwal was appointed as a member of the Audit Committee in April 2020. Mr. Pope is the Chair of the Audit Committee. Immediately following the Annual Meeting, the Board expects that Mr. Aggarwal will be appointed as Chair of the Audit Committee replacing the vacancy created by Mr. Pope’s term expiring at the Annual Meeting, and Ms. Rothstein will be appointed as a member of the Audit Committee. The Audit Committee met eight times during the fiscal year. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s “Investor Relations” section of the Company’s website at www.arlo.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.
14

PROPOSAL ONE
The Board reviews the NYSE listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Section 303A.07(a) of the NYSE Listed Company Manual).
The Board has also determined that Mr. Aggarwal and Mr. Pope qualify as “audit committee financial experts,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Aggarwal’s and Mr. Pope’s level of knowledge and experience based on a number of factors, including their formal education and previous and current experience in financial roles.
Report of the Audit Committee of the Board of Directors*
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2020 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
Mike Pope (Chair)
Grady K. Summers
Jocelyn E. Carter-Miller
Prashant Aggarwal
* The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 15

Compensation Committee
The Compensation Committee is composed of three directors: Messrs. Faison and Aggarwal and Ms. Carter-Miller. Ms. Carter-Miller is the Chair of the Compensation Committee. Our Board has determined that each of the members of our Compensation Committee are independent (as independence is currently defined in NYSE Listed Company Manual Section 303A.02 as applied to compensation committee members), and is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and is an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee met four times during the fiscal year. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s “Investor Relations” section of the Company’s website at www.arlo.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.
The Compensation Committee acts on behalf of the Board to review, adopt or recommend to the Board for adoption, and oversee the Company’s compensation strategy, policies, plans and programs. For this purpose, the Compensation Committee performs several functions, including, among other things:
•	ensuring our executive compensation programs are appropriately competitive, supporting organizational objectives and stockholder interests and emphasizing pay for performance linkage;
•	evaluating and approving compensation and setting performance criteria for compensation programs for our chief executive officer and other executive officers;
•	reviewing the compensation of directors for service on the Board and its committees and recommending changes to the Board as appropriate; and
•	overseeing the implementation and administration of our compensation plans.
Compensation Committee Processes and Procedures
Typically, the Compensation Committee meets at least quarterly and with greater frequency, if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer does not participate in, and is not present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee the authority to retain and obtain, at the expense of the Company, advice and assistance from a compensation consultant, legal counsel or other advisers that the Compensation Committee considers necessary to assist the Compensation Committee in the performance of its duties and responsibilities as set forth in the charter of the Compensation Committee. The Compensation Committee has direct responsibility for the oversight of the work of any advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under its charter, may form and delegate authority to subcommittees as appropriate, and, to the extent required by SEC and NYSE rules, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.
The Compensation Committee engaged Compensia, Inc. (“Compensia”) as its compensation consultant. Compensia was retained to provide an assessment of the Company’s executive and director compensation programs in comparison to executive and director compensation programs at selected publicly-traded peer companies. As part of its engagement, Compensia was requested by the Compensation Committee to develop the peer group of comparative companies and to perform analyses of compensation levels for that group. Compensia developed peer group and related recommendations that were presented to the Compensation Committee for its consideration. During the period of January 2020 to December 2020, Compensia billed the Company approximately $79,584 for compensation consulting services.
16

PROPOSAL ONE
The Compensation Committee holds one or more meetings during the first quarter of the year to discuss and make recommendations to the Board for annual compensation adjustments, annual bonuses, annual equity awards, and new corporate performance objectives. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines recommendations to the Board regarding any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, compensation data from comparative companies, compensation surveys, and recommendations of any compensation consultant, if applicable.
Compensation Committee Interlocks and Insider Participation
As stated above, the Compensation Committee currently consists of Messrs. Faison and Aggarwal and Ms. Carter-Miller. No member of the Compensation Committee has ever been an officer or employee of Arlo. None of our executive officers currently serves, or has served during the last completed fiscal year, on our Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board, and developing a set of corporate governance principles for the Company.
The Nominating and Corporate Governance Committee is composed of three directors: Messrs. Faison and Aggarwal and Ms. Rothstein. Ms. Rothstein was appointed as the replacement for Mr. Pope in January 2020. Mr. Faison is the Chair of the Nominating and Corporate Governance Committee. Each of the members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in NYSE Listed Company Manual Section 303A.02). The Nominating and Corporate Governance Committee met four times during the fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.arlo.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report. The functions of this committee include, among other things:
•	recommending nominees for our Board and its committees;
•	recommending the size and composition of our Board and its committees;
•
reviewing and considering the Company’s position and practices on significant issues of corporate public responsibility such as workforce diversity, protection of the environment, and philanthropic and political contributions;

•	reviewing our corporate governance guidelines, corporate charters and proposed amendments to our certificate of incorporation and bylaws; and
•	reviewing and making recommendations to address stockholder proposals.
The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years
Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 17

of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. Although the Company does not have a formal policy on Board diversity, the Nominating and Corporate Governance Committee takes into account a broad range of diversity considerations when assessing director candidates, including individual backgrounds and skill sets, professional experience and other factors that contribute to our Board having an appropriate range of expertise, talents, experiences and viewpoints, and considers those diversity considerations, in view of the needs of the Board as a whole, when making decisions on director nominations.
In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.
The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: c/o Arlo Technologies, Inc., 3030 Orchard Parkway, San Jose, California 95134, Attn: Secretary, no later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the name and address of the Company stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed candidate’s qualifications as a director. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
18

PROPOSAL ONE
Cybersecurity and Privacy Committee
The Cybersecurity and Privacy Committee is composed of three directors: Messrs. Faison, Summers and Aggarwal. Mr. Summers is the Chair of the Cybersecurity and Privacy Committee. Each of the members of the Cybersecurity and Privacy Committee are “independent” under the applicable rules of the NYSE. The Cybersecurity and Privacy Committee met four times during the fiscal year. The functions of this committee include, among other things:
•
overseeing the quality and effectiveness of the Company’s information security team, and policies and procedures with respect to its information technology systems, including but not limited to enterprise cybersecurity and privacy;

•	reviewing and providing oversight on the policies and procedures of the Company in preparation for responding to any material incidents;
•	reviewing periodically with management the Company’s disaster recovery capabilities;
•	overseeing the Company’s information technology senior management team relating to budgetary priorities based, in part, on assessing risk associated with various perceived cyber-threats;
•
annually evaluating the performance of the Cybersecurity and Privacy Committee, annually reviewing and assessing the adequacy of the charter, and recommending any proposed changes to the Board for approval; and

•	annually reviewing the appropriateness and adequacy of the Company’s cyber-insurance coverage.
The Board has adopted a written Cybersecurity and Privacy Committee charter that is available to stockholders on the Company’s website at www.arlo.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.
Strategic Committee
The Strategic Committee was established in May 2019 and is composed of three directors: Mr. Faison, Ms. Carter-Miller and Ms. Rothstein. Mr. Faison is the Chair of the Strategic Committee. Each of the members of the Strategic Committee are “independent” under the applicable rules of the NYSE. The Strategic Committee did not meet during the fiscal year. The functions of this committee include, among other things:
•	evaluating and making recommendations to the Board with respect to the overall strategic transaction and financing strategy of the Company; and
•
evaluating and working with management to negotiate the terms and conditions of any strategic transaction or of any financings and making recommendations to the Board with respect to such potential transactions and other alternative transactions.

The Board has adopted a written Strategic Committee charter that is available to stockholders on the Company’s website at www.arlo.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report.
Communications With the Board of Directors
Stockholders or interested parties who wish to communicate with the Board may do so by sending written communications addressed to the Secretary of Arlo Technologies, Inc., 3030 Orchard Parkway, San Jose, California 95134. These communications will be reviewed by the Secretary of Arlo who will determine whether the communication is appropriate for presentation to the Board or the relevant director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).
Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 19

Code of Business Conduct and Ethics
The Board has adopted a code of business conduct and ethics (“Code of Ethics”) which applies to all of the Company’s directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics is available upon written request to the Company’s General Counsel and is located on the “Investor Relations” section of Company’s website at www.arlo.com. If the Company amends or grants any waiver from a provision of its Code of Ethics that applies to its executive officers, the Company will publicly disclose such amendment or waiver on its website and as required by applicable law. The information on the Company’s website is not incorporated by reference into this Proxy Statement or the Company’s Annual Report.
Corporate Governance Guidelines
The Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines includes a Majority Voting in Uncontested Elections Policy pursuant to which any nominee for director is required to submit an offer of resignation for consideration by the Nominating and Corporate Governance Committee if such nominee for director (in an uncontested election) receives a greater number of “Withhold” votes than votes “For” such election. In such case, the Nominating and Corporate Governance Committee will then consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will then act on the Nominating and Corporate Governance Committee’s recommendation. Promptly following the Board’s decision, we would disclose that decision and an explanation of such decision in a filing with the SEC or a press release.
The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the Company’s website at www.arlo.com. The information on the Company’s website is not incorporated by reference into this Proxy Statement or the Company’s Annual Report.
Insider Trading Compliance Program and Prohibition on Hedging
The Board has adopted an Insider Trading Compliance Program that prohibits the Company’s executive officers, all other employees and non-employee directors as well as their family members from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to Company securities. In addition, this prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities, or pledging Company securities as collateral for loans or otherwise. The Company has appointed Brian Busse, the Company’s General Counsel and Corporate Secretary, as the Insider Trading Compliance Officer. In such capacity, Mr. Busse is generally responsible for the administration of our Insider Trading Compliance Program.
The Insider Trading Compliance Program may be viewed on the Company’s website at www.arlo.com. The information on the Company’s website is not incorporated by reference into this Proxy Statement or the Company’s Annual Report.
20

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements since 2018. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
The charter of the Audit Committee requires the Audit Committee to submit its selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to the Company’s stockholders for their non-binding ratification. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.
Audit and Non-Audit Fees
The following table represents aggregate professional services fees billed by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2020 and 2019:
	2020	2019
Audit Fees	$1,801,477	$2,315,730
Tax Fees	90,339	101,635
All Other Fees	2,700	900
Total Fees	$1,894,516	$2,418,265
Audit Fees. Consist of fees billed for professional services by PricewaterhouseCoopers LLP for audit and quarterly review of our financial statements and related services that are normally provided in connection with statutory and regulatory filings or engagements.
Tax Fees. Consists of fees billed for professional services including assistance regarding federal, state and international tax compliance and related services, as well as professional services for tax advice and tax planning.
All Other Fees. Consists of fees billed for use of an online disclosure checklist and accounting research tool provided by PricewaterhouseCoopers LLP.
All fees described above were pre-approved by our Audit Committee.
Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 21

Pre-Approval Policies and Procedures
Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of our Audit Committee members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
Our Audit Committee has determined that the rendering of services other than audit services by PricewaterhouseCoopers LLP is compatible with maintaining the principal accountant’s independence.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL TWO.
22

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Each of our executive officers serves at the discretion of the Board. The determination as to which of our employees qualify as executive officers was made by the Board in accordance with the rules of the SEC. Biographical information for our executive officers as of the date of this Proxy Statement is set forth below. The following table identifies our current executive officers, their age, and their respective offices and positions.
Name	Age	Position(s)
Matthew McRae	47	Chief Executive Officer and Director
Gordon Mattingly(1)	50	Chief Financial Officer
Brian Busse	52	General Counsel and Secretary
(1)	Mr. Mattingly was appointed as the Company's Chief Financial Officer, effective June 15, 2020, following the retirement of Christine Gorjanc.
Matthew McRae. Matthew McRae has served as our Chief Executive Officer since February 2018 and as a member of our Board since August 2018. For additional information regarding Mr. McRae’s industry experience and education, see above under “Directors Continuing in Office Until the 2021 Annual Meeting.”
Gordon Mattingly. Gordon Mattingly has served as our Chief Financial Officer since June 2020. From July 2018 to June 2020, Mr. Mattingly served as our Senior Vice President, Finance. From 2003 through June 2018, Mr. Mattingly held various financial roles with NETGEAR and its affiliates, most recently serving as Vice President, Financial Planning & Analysis from August 2011 through June 2018. Before joining NETGEAR, Mr. Mattingly held various European finance positions within U.S. technology companies such as RealNetworks, Inc., International Business Machines Corporation and Tivoli Systems Inc. Mr. Mattingly began his career in finance with the London audit firm of Mazars Group, where he specialized in audits at Lloyd’s of London and qualified as a member of the Institute of Chartered Accountants in England and Wales. Mr. Mattingly also qualified in 2013 as a member of the Chartered Institute of Taxation. Mr. Mattingly received a BSc in Economics and Accountancy from the University of Southampton.
Brian Busse. Brian Busse has served as our General Counsel since July 2018. Previously, Mr. Busse was NETGEAR’s Vice President Intellectual Property & Litigation where he was responsible for overseeing NETGEAR’s worldwide litigation, intellectual property, privacy and licensing matters. Before joining NETGEAR in September 2009, Mr. Busse served as Counsel in the Intellectual Property Litigation Department of O’Melveny & Myers LLP in Menlo Park, California beginning in December 2008 where he represented public and private technology companies in a wide range of intellectual property litigation matters, including all aspects of patent litigation, including trial, discovery, law and motion, and claim construction. Mr. Busse began practicing law with the New York firm of Skadden, Arps, Slate, Meagher & Flom LLP, advising clients on various areas of litigation. Mr. Busse holds a J.D. from The University of Texas at Austin School of Law, an M.S. and Ph.D. in Physics from Oregon State University, and a B.S. in Physics from Virginia Tech. Mr. Busse is admitted to practice law in California and New York.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.
Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 5, 2021 by: (i) each director; (ii) each of our named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock.
The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G or 13D filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 81,230,653 shares outstanding on March 5, 2021, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address for the following stockholders is: c/o Arlo Technologies, Inc., 3030 Orchard Parkway, San Jose, California 95134.
	Beneficial Ownership
Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Number of Shares Underlying Equity Awards Beneficially Owned (4)	Total Shares Beneficially Owned	Percentage of Total Shares Beneficially Owned
Greater than 5% stockholders
BlackRock, Inc.(1)	11,886,016	—	11,886,016	14.6%
Vanguard Group, Inc.(2)	5,151,121	—	5,151,121	6.3%
PRIMECAP Management Company(3)	5,008,840	—	5,008,840	6.2%
Directors and Named Executive Officers
Matthew McRae	244,468	325,106	569,574	*
Jocelyn E. Carter-Miller	41,417	—	41,417	*
Ralph E. Faison	176,401	—	176,401	*
Grady K. Summers	55,968	—	55,968	*
Mike Pope	18,927	—	18,927	*
Prashant Aggarwal	18,927	—	18,927	*
Amy Rothstein	—	3,333	3,333	*
Gordon Mattingly	10,271	254,535	264,806	*
Brian Busse	35,951	124,241	160,192	*
All current executive officers and directors as a group (9 persons)	602,330	707,215	1,309,545	1.6%
*	Less than one percent.
(1)
Information regarding BlackRock, Inc. (“BlackRock”) is based solely on a Schedule 13G/A filed by BlackRock with the SEC on January 26, 2021. BlackRock’s address is 55 East 52nd Street, New York, NY 10055. The Schedule 13G/A indicates that BlackRock has sole voting power with respect to 11,802,850 shares of common stock and sole dispositive power with respect to all of its shares of common stock.

(2)
Information regarding Vanguard Group, Inc. (“Vanguard”) is based solely on a Schedule 13G/A filed by Vanguard with the SEC on February 8, 2021. Vanguard’s address is 100 Vanguard Blvd, Malvern, PA 19355. The Schedule 13G/A indicates that Vanguard has no sole voting power with respect to its shares of common stock and sole dispositive power with respect to 5,060,296 shares of common stock.

24

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(3)
Information regarding PRIMECAP Management Company (“PMC”) is based solely on a Schedule 13G/A filed by PMC with the SEC on February 12, 2021. PMC’s address is 177 E. Colorado Blvd., 11th Floor, Pasadena, California 91105. The Schedule 13G/A indicates that PMC has sole voting power with respect to 4,594,830 shares of common stock and sole dispositive power with respect to all of its shares of common stock.

(4)
The SEC deems a person to have beneficial ownership of all shares that he or she has the right to acquire within 60 days. The shares indicated represent shares underlying stock options exercisable and the restricted stock units (the “RSUs”) vesting within 60 days of March 5, 2021.

Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 25

EXECUTIVE COMPENSATION

Our named executive officers (“NEOs”) for the year ended December 31, 2020, which consist of our principal executive officer and our two other most highly compensated executive officers as of December 31, 2020 are:
•	Matthew McRae, our Chief Executive Officer;
•	Gordon Mattingly, our Chief Financial Officer(1): and
•	Brian Busse, our General Counsel.
(1)	Mr. Mattingly was appointed as the Company's Chief Financial Officer, effective June 15, 2020, following the retirement of Christine Gorjanc.
We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.
Summary Compensation Table
The following table sets forth certain information regarding the compensation of our named executive officers for services rendered in all capacities to Arlo for the years indicated.
Name and Principal Position	Year	Salary	Stock Awards (1) (2)	Option Awards (2)	Non-Equity Incentive Plan Compensation (2) (3) (4)	All Other Compensation (5) (6)	Total
Matthew McRae Chief Executive Officer	2020	$778,846(7)	$3,343,921	$—	$378,546	$4,338	$4,505,651
	2019	$750,000(10)	$1,471,966	$—	$187,500	$5,200	$2,414,666
Gordon Mattingly Chief Financial Officer	2020	$379,462(8)	$1,695,723	$—	$113,436	$3,138	$2,191,759
Brian Busse General Counsel	2020	$350,235(9)	$1,048,469	$—	$85,130	$3,138	$1,486,972
	2019	$331,000(10)	$574,469	$—	$41,376	$4,000	$950,845
(1)
The amounts reported in this column represent the aggregate value of the RSUs, PSUs and MPSUs (each as defined below) granted to our named executive officers during 2020 and 2019, based on the closing fair market value of our common stock on the grant date, as determined in accordance with the share-based payment accounting guidance under FASB ASC 718 (without regard to estimates of forfeitures). The fair value of the PSUs on the grant date was $743,093, $376,827 and $232,993 for Messrs. McRae, Mattingly and Busse, respectively. The maximum number of shares that the NEOs has earned, as of December 31, 2020, is 120% of the target number of the PSUs. The corresponding fair value of the PSUs, calculated using the closing price of the Company's stock on December 31, 2020, is $2.5 million, $1.3 million and $794,898 for Messrs. McRae, Mattingly and Busse, respectively. The fair value of the MPSUs on the grant date was $1.1 million, $565,240 and $349,490 for Messrs, McRae, Mattingly and Busse, respectively. The maximum number of shares that the NEOs can earn is 200% of the target number of the MPSUs. The maximum potential value of the MPSUs, calculated using the closing price of the Company's stock on December 31, 2020, was $4.2 million, $2.1 million and $1.3 million for Messrs. McRae, Mattingly and Busse, respectively. Refer to Note 13 in the Notes to Consolidated Financial Statements in Item 8 of Part II of the Annual Report on Form 10-K for the year ended December 31, 2020 for the assumptions used to estimate fair value at the grant date and the “Equity-Based Incentive” section below for details about the PSUs and MPSUs grants.

(2)
The amounts set forth in these columns are also subject to a Clawback Policy adopted by us in August 2018 (the “Clawback Policy”) that applies to our executive officers and any other employees as designated by the Board. Pursuant to the Clawback Policy, if (i) we are required to restate our financial statements, (ii) in the reasonable judgment of the Board or Compensation Committee, the financial statements as so restated would have resulted in less compensation paid to the executive officer if such information had been known at the time the compensation had originally been calculated or determined, and (iii) the executive officer’s intentional misconduct, fraud and/or embezzlement led, in whole or in part, to the restatement of the financial statements, then the Board or Compensation Committee, in its sole discretion and to the extent permitted by law, may require such executive officer to reimburse us for any bonus or other incentive-based or equity-based compensation (or in the case of equity-based compensation, return equity to us) for the amount that such original compensation exceeds the compensation as recalculated for the restated financial statements.

(3)	The amount for 2020 represents bonus amounts earned under our 2020 executive bonus plan, as applicable, and paid in the form of fully-vested RSUs in February 2021.
(4)	The amount for 2019 represents bonus amounts earned under our 2019 executive bonus plan, as applicable, and paid in the form of fully-vested RSUs in February 2020.
(5)
Consists of matching contributions under Arlo's 401(k) plan that were earned in 2019 and 2020 and paid in January 2020 and 2021, respectively. Refer to the “401(k) Plan” section below for more details.

26

EXECUTIVE COMPENSATION
(6)	Mr. McRae received a benefits waiver of $1,200 during 2019 and 2020, respectively. Refer to the “Perquisites Health, Welfare and Retirement Benefits” section below for more details.
(7)	The amount for 2020 is calculated based on an annual base salary of $750,000 and 27 pay periods.
(8)
The amount for 2020 is calculated based on an annual base salary of $345,000 prior to June 15, 2020 and an annual base salary of $383,000 effective on and after June 15, 2020, and the calculation is based on 27 pay periods.

(9)
The amount for 2020 is calculated based on an annual base salary of $331,000 prior to September 1, 2020 and an annual base salary of $350,000 effective on and after September 1, 2020, and the calculation is based on 27 pay periods.

(10)	The amount for 2019 was calculated based on 26 pay periods.
Compensation Program Overview
Our compensation program for executive officers is designed to encourage our management team to continually achieve our short-term and long-term corporate objectives while effectively managing business risks and challenges. We provide what we believe is a competitive total compensation package to our management team through a combination of base salary, an annual performance-based bonus and long-term equity-based incentives.
The compensation of our named executive officers, including our chief executive officer, is generally reviewed and approved by our Compensation Committee (or if it deems appropriate, our Compensation Committee will make recommendations to the full Board).
Annual Base Salary
As of December 31, 2020, the annual base salaries for our named executive officers are provided below.
Name	Base Salary
Matthew McRae	$750,000
Gordon Mattingly	$383,000
Brian Busse	$350,000
Bonus Compensation
In addition to base salaries, our named executive officers are eligible to receive annual performance-based equity bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate and individual goals and to reward our executives for achievement towards these goals. The annual performance-based bonus that each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals the Board or our Compensation Committee establishes each year, and the extent to which the executive achieves related individual goals. Based on achieving the performance objectives, Messrs. McRae, Mattingly and Busse have the opportunity to earn a target annual performance bonus equal to 100%, 70% and 50% of their annual base salary, respectively. The 2020 amounts reflected as Non-Equity Incentive Plan Compensation in the Summary Compensation Table for our named executive officers reflect bonuses earned for 2020 performance under Arlo’s 2020 executive bonus plan.
Equity-Based Incentive
Our equity-based incentive awards are designed to align our interests and those of our stockholders with those of our employees and Board of Directors, including our named executive officers. The Compensation Committee is responsible for approving equity grants.
In April 2020, we granted to Messrs. McRae, Mattingly and Busse a total of 2.0 million shares of stock awards consisting of RSUs (50% of the grant), performance-based RSUs (“PSUs”) (25% of the grant) and market-based performance RSU (“MPSUs”) (25% of the grant). The RSUs will vest in three equal annual installments during the period that begins on the RSU grant date. The PSUs will vest in three equal annual installments during the period that begins on the PSU grant date based on the extent to which a cash balance milestone as of December 31, 2020 is achieved. The maximum number of shares that NEOs can earn is 120% of the target number of the PSUs. If the minimum threshold is achieved, the minimum number of shares that NEOs can earn is 75% of the target number of the PSUs. In February 2021, the Board certified that the 120% level was achieved. The MPSUs will vest at the end of the three-year period that begins on the MPSU grant date based on performance of the Company's common stock relative to the Russell 2000 Index (“the Benchmark”) during the
Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 27

three-year period from the grant date. A positive 3.3x or negative 2.5x multiplier will be applied to the total shareholder returns (“TSR”), such that the number of shares vested will increase by 3.3% or decrease by 2.5% of the target numbers, for each 1% of positive or negative TSR relative to the Benchmark. In the event the Company's common stock performance is below negative 30% relative to the Benchmark, no shares will be vested. In no event will the number of shares vested exceed 200% of the target for that tranche. Based on performance through December 31, 2020, 200% of the outstanding MPSUs are expected to vest.
In addition to the terms set forth above, each option has such terms as set forth in each individual award agreement and otherwise is covered by the applicable terms and conditions of our 2018 Equity Incentive Plan (the “2018 Plan”).
In addition, as of December 31, 2020, Mr. McRae forfeited all options that had been granted in August 2018 in connection with our IPO, or the IPO Options. A substantial portion of the IPO Options were granted subject to performance vesting conditions. A portion of each of the performance-vesting IPO Options were forfeited in 2020 in connection with the failure of certain performance conditions to occur. Specifically, in 2020 Mr. McRae forfeited options to purchase 1.4 million shares, representing 75.0% of the performance-vesting IPO Options.
Agreements with Our Named Executive Officers
We have entered into confirmatory employment letters with each of Messrs. McRae, Mattingly and Busse. The employment letters generally memorialize the executive officer’s base salary, target annual bonus, and participation in our employee benefit plans and programs.
In addition, the severance terms described below are set forth in change in control and severance agreements we entered into with each such executive officer. In April 2020, the Board approved entering into revised change in control and severance agreements with our executive officers other than our chief executive officer, and the following description includes such revised terms.
Upon a termination without cause or resignation with good reason that does not occur during the one month prior to or 12 months following a change in control, Messrs. McRae, Mattingly and Busse would be entitled to (1) cash severance equal to the executive officer’s annual base salary and, for Mr. McRae, an additional amount equal to his target annual bonus, (2) 12 months of health benefits continuation and (3) accelerated vesting of any unvested equity awards that would have vested during the 12 months following the termination date for Mr. McRae and accelerated vesting of any unvested time-based equity awards that would have vested during the 12 months following the termination date for Messrs. Mattingly and Busse. Upon a termination without cause or resignation with good reason that occurs during the one month prior to or 12 months following a change in control, Messrs. McRae, Mattingly and Busse would be entitled to (1) cash severance equal to a multiple (2 times for Mr. McRae and 1 times for Messrs. Mattingly and Busse) of the sum of the executive officer’s annual base salary and target annual bonus, (2) a number of months (24 for Mr. McRae and 12 for Messrs. Mattingly and Busse) of health benefits continuation and (3) vesting of all outstanding, unvested equity awards for Mr. McRae and vesting of all outstanding, unvested time-based equity awards for Messrs. Mattingly and Busse. Severance will be conditioned upon the execution and non-revocation of a release of claims. The agreements do not provide for any excise tax gross ups. If the merger-related payments or benefits of Messrs. McRae, Mattingly and Busse are subject to the 20% excise tax under Section 4999 of the Code, then the executive officer will either receive all such payments and benefits subject to the excise tax or such payments and benefits will be reduced so that the excise tax does not apply, whichever approach yields the best after-tax outcome for the executive officer.
Potential Payments Upon Termination or Change of Control
Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his or her term of service, including unpaid salary and unused vacation, as applicable. In addition, certain of our named executive officers are entitled to receive certain benefits upon our termination of their employment without cause or their resignation for good reason, as provided above under “Agreements with Our Named Executive Officers.”
Each of our named executive officers holds stock options and RSUs that were granted pursuant to the 2018 Plan. A description of the termination and change in control provisions in the 2018 Plan applicable to the stock options and RSUs granted to our named executive officers is provided below under “Equity Benefit Plans” and “Outstanding Equity Awards at Fiscal Year-End” and above under “Equity-Based Incentive Awards.”
28

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth certain information regarding equity awards granted to our named executive officers that were outstanding as of December 31, 2020. Prior to our IPO, our employees participated in NETGEAR’s various stock-based plans and as a result outstanding equity awards for NETGEAR stock held by our named executive officers as of December 31, 2020 are included in the table below.
			Option Awards					Stock Awards
Name	Issuer (1)	Grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable (2)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (3)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (3)
Matthew McRae	NTGR	10/19/2017(5)	—	4,139	—	$29.23	10/19/2027	2,500(4)	$101,575	—	—
	ARLO	10/19/2017(5)	31,661	8,332	—	$10.09	10/19/2027	4,951(4)	$38,568	—	—
	ARLO	8/8/2019(6)	—	—	—	—	—	142,840(6)	$1,112,724	107,130(6)	$834,543
	ARLO	4/30/2020(7)	—	—	—	—	—	813,606(7)	$6,337,991	271,202(7)	$2,112,664
Gordon Mattingly	ARLO	4/20/2017(5)	—	—	—	—	—	693(4)	$5,398	—	—
	NTGR	4/20/2017(5)	—	—	—	—	—	350(4)	$14,221	—	—
	ARLO	1/25/2018(5)	—	—	—	—	—	1,386(4)	$10,797	—	—
	NTGR	1/25/2018(5)	—	—	—	—	—	700(4)	$28,441	—	—
	ARLO	4/20/2018(5)	—	—	—	—	—	7,921(4)	$61,705	—	—
	NTGR	4/20/2018(5)	—	—	—	—	—	4,000(4)	$162,520	—	—
	ARLO	8/2/2018	23,916	17,084	—	$16.00	8/2/2028	—	—	—	—
	ARLO	4/19/2019	—	—	—	—	—	225,000(4)	$1,752,750	—	—
	ARLO	4/30/2020(7)	—	—	—	—	—	412,585(7)	$3,214,037	137,528(7)	$1,071,343
Brian Busse	ARLO	4/22/2014(5)	699	—	—	$6.90	4/22/2024	—	—	—	—
	ARLO	4/20/2017(5)	—	—	—	—	—	693(4)	$5,398	—	—
	NTGR	4/20/2017(5)	—	—	—	—	—	350(4)	$14,221	—	—
	ARLO	1/25/2018(5)	—	—	—	—	—	1,386(4)	$10,797	—	—
	NTGR	1/25/2018(5)	—	—	—	—	—	700(4)	$28,441	—	—
	ARLO	4/20/2018(5)	—	—	—	—	—	7,921(4)	$61,705	—	—
	NTGR	4/20/2018(5)	—	—	—	—	—	4,000(4)	$162,520	—	—
	ARLO	8/2/2018	23,916	17,084	—	$16.00	8/2/2028	—	—	—	—
	ARLO	8/8/2019(6)	—	—	—	—	—	55,747(6)	$434,269	41,810(6)	$325,700
	ARLO	4/30/2020(7)	—	—	—	—	—	255,102(7)	$1,987,245	85,034(7)	$662,415
(1)
Information disclosed in the above table, reflects equity awards outstanding as of December 31, 2020 and reflects the issuer of the equity awards. On December 31, 2018, in connection with the Distribution, per the terms of the employee matters agreement between Arlo and NETGEAR (the “Employee Matters Agreement”), certain outstanding awards granted to Arlo employees and NETGEAR employees under NETGEAR’s equity incentive plans were adjusted into Arlo awards under Arlo’s equity incentive plans. Following the Distribution, the NETGEAR and Arlo equity awards are subject to substantially the same terms and vesting conditions that applied to the original NETGEAR equity awards immediately prior to the Distribution.

(2)
25% of the shares subject to these options vested or will vest twelve months after the grant date, and 1/48 of the shares subject to these options vested or will vest each month thereafter, subject to the optionee continuing to be a service provider through such dates.

(3)
The amounts for NETGEAR RSUs were calculated as the product of the closing price of NETGEAR’s common stock on the Nasdaq Stock Market on December 31, 2020 (the last market trading day in 2020), which was $40.63, and the number of shares pursuant to the applicable NETGEAR RSU award. The amounts for our RSUs were calculated as the product of the closing price of our common stock on the NYSE on December 31, 2020 (the last market trading day in 2020), which was $7.79, and the number of shares pursuant to the applicable Arlo RSU award.

(4)
These RSUs will vest in four equal annual installments with the first installment vesting on the last day of the grant month and the subsequent installments vesting on the annual anniversary of the first vesting date, subject to the individual continuing to be a service provider through such dates.

(5)
Our named executive officers received the Arlo equity awards in connection with the Distribution on December 31, 2018 as consideration for the NETGEAR award listed directly above in the table. The “grant date” for the Arlo awards granted in the Distribution reflect the grant date of the NETGEAR equity award under which it was distributed.

Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 29

(6)
In August 2019, we granted to Messrs. McRae and Busse a total 0.6 million shares of stock awards consisting of RSUs (50% of the grant), PSUs (25% of the grant) and MPSUs (25% of the grant). The revenue milestone was not achieved for the year ended December 31, 2019, hence the PSUs were cancelled on January 31, 2020. The MPSUs will vest at the end of the three-year performance period that begins on the MPSU grant date based on performance of the Company's common stock relative to the Russell 2000 Index (“the Benchmark”) during the three-year period from the grant date. As of December 31, 2020, the unvested shares of RSUs and MPSUs granted in August 2019 were 142,840 and 107,130, respectively, for Mr. McRae and 55,747 and 41,810, respectively, for Mr. Busse.

(7)
In April 2020, we granted to Messrs. McRae, Mattingly and Busse a total of 2.0 million shares consisting of RSUs (50% of the grant), PSUs (25% of the grant), and MPSUs (25% of the grant). The RSUs will vest in three equal annual installments during the period that begins on the RSU grant date. The PSUs will vest in three equal annual installments during the period that begins on the PSU grant date based on the extent to which a cash balance milestone as of December 31, 2020 is achieved. As of December 31, 2020, 120% of the outstanding PSUs were expected to vest. The MPSUs will vest at the end of the three-year performance period that begins on the MPSU grant date based on performance of the Company's common stock relative to the Benchmark during the three-year period from the grant date. As of December 31, 2020, the unvested shares of RSUs, PSUs and MPSUs granted in April 2020 were 542,404, 271,202, and 271,202, respectively, for Mr. McRae, and 275,057, 137,528, and 137,528, respectively, for Mr. Mattingly and 170,068, 85,034, and 85,034, respectively, for Mr. Busse.

Option Repricings
We did not engage in any repricings or other material modifications of our named executive officers’ outstanding equity awards during the fiscal year ended December 31, 2020.
Perquisites Health, Welfare and Retirement Benefits
Our named executive officers are currently eligible to participate in our employee benefit plans, including our medical, dental, vision, group life, disability and accidental death and dismemberment insurance plans, in each case on the same basis as our other employees. In addition, we provide a cash subsidy, which is $50 per pay period, to any employee, including a named executive officer, who does not elect coverage under our company-sponsored medical insurance plans. We also provide a 401(k) plan to our employees, including our named executive officers, as discussed in the section below entitled “401(k) Plan.” We do not provide any other perquisites or personal benefits to our named executive officers. We do, however, pay the premiums for term life insurance and disability insurance for all of our employees, including our current named executive officers.
401(k) Plan
We currently maintain a defined contribution employee retirement plan (“401(k) plan”) for our employees. Our named executive officers are eligible to participate in the 401(k) plan on the same basis as our other employees. The 401(k) plan is intended to qualify as a tax-qualified plan under Section 401(k) of the Code. The plan permits us to make discretionary contributions, including matching contributions and discretionary profit sharing contributions. In fiscal year 2020, we matched 50% of the contributions for employees that remain active with the Company through the end of the fiscal year, up to a maximum of $2,000. The 401(k) plan currently does not offer the ability to invest in our securities.
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2020.
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in (a)) (c) (1)
Equity compensation plans approved by security holders	13,997,023(2)	$9.72	4,237,890
Equity compensation plans not approved by security holders	—	$—	—
Total	13,997,023	$9.72	4,237,890
(1)	Includes 3,113,414 shares available for future issuance under the 2018 Plan and 1,124,476 shares available for future issuance under our 2018 Employee Stock Purchase Plan (the “2018 ESPP”).
(2)
Includes shares subject to outstanding restricted stock units, which restricted stock units do not carry an exercise price. Accordingly, the weighted average exercise price of outstanding options, warrants and rights (column (b)) excludes the grant of restricted stock units.

30

EXECUTIVE COMPENSATION
Compensation Plan Information
2018 Equity Incentive Plan
Our Board adopted and our stockholders approved the 2018 Plan, which became effective on August 1, 2018 and has terms substantially as set forth below.
Purposes
The purpose of the 2018 Plan is to attract and retain the best available personnel; to provide additional incentive to our employees, directors, and consultants and employees and consultants of our parent, subsidiaries, or affiliates; and to promote the success of our business.
Shares Subject to Our 2018 Plan
The number of shares of our common stock initially available for issuance under our 2018 Plan was 7.5 million shares of our common stock. On December 31, 2018, 6,822,787 shares of our common stock were added to the 2018 Plan reserve as Adjusted Awards (as defined in the 2018 Plan). In addition, the number of shares of our common stock reserved under our 2018 Plan will also include an annual increase on the first day of each fiscal year beginning on January 1, 2019 equal to the lesser of (1) four percent (4%) of our outstanding shares of common stock as of the last day of the immediately preceding fiscal year and (2) such number of shares as our board of directors may determine; provided, however, that such determination under clause (2) will be made no later than the last day of the immediately preceding fiscal year. 2,969,890, 3,031,005 and 3,173,178 shares of our common stock were added to the 2018 Plan reserve on January 1, 2019, 2020 and 2021, respectively.
The shares of our common stock covered by any award that is forfeited, terminates, expires, lapses without being exercised or settles for cash will again become available for issuance under the 2018 Plan. With respect to any stock appreciation rights, the net shares issued will cease to be available under the 2018 Plan. With respect to any award, if the exercise price and/or tax withholding obligations are satisfied by delivering shares to us (by actual delivery or attestation), only the net shares delivered or attested to will cease to be available under the 2018 Plan. With respect to any award, if the exercise price and/or tax withholding obligations are satisfied by withholding shares otherwise issuable pursuant to the award, the shares that are withheld to satisfy those obligations will again become available for issuance under the 2018 Plan.
Limitations
The 2018 Plan contains certain annual award limits, and the maximum number of shares and/or cash that may be issued to any one individual (other than any non-employee director) under the 2018 Plan in any fiscal year is set forth below:
Award Type	Annual Number of Shares or Dollar Value
Stock Options	3,000,000 shares
Stock Appreciation Rights	3,000,000 shares
Restricted Stock	2,000,000 shares
Restricted Stock Units	2,000,000 shares
Performance Shares	2,000,000 shares
Performance Units	$30,000,000
Under the 2018 Plan, no outside director may be granted, in any fiscal year, share-based awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) greater than $500,000, increased to $1,000,000 in the fiscal year of his or her initial service as an outside director, with each of the foregoing limits increased by $25,000 on January 1 of each year during the term of the 2018 Plan.
Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 31

Administration
The 2018 Plan is administered by our Compensation Committee (or such other committee of our Board as our Board may from time to time designate). Among other things, our Compensation Committee has the authority to select individuals to whom awards may be granted, determine the types of awards (as well as the number of shares of common stock to be covered by each such award) granted, and determine and modify the terms and conditions of any such awards.
Eligibility
Awards may be granted to our directors, employees, and consultants or employees and consultants of any of our parents, subsidiaries, or affiliates. Incentive stock options may be granted only to persons who as of the time of grant are our employees or employees of any of our parents or subsidiaries, and, with respect to adjusted awards, in accordance with the terms of the Employee Matters Agreement, which is defined above.
Stock Options
Each option granted under the 2018 Plan is evidenced by an award agreement specifying the number of shares subject to the option and the other terms and conditions of the option. The exercise price per share of each option may not be less than the fair market value of a share of our common stock on the date of grant (except if granted pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code). However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all of our classes of stock or any of our parent or subsidiary corporations must have an exercise price per share equal to at least 110% of the fair market value of a share on the date of grant. The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.
Options are exercisable at such times and under such conditions as the administrator determines and as set forth in the award agreement. Unless otherwise provided in the award agreement, an option subject to only time-based vesting will become fully vested upon termination of a participant’s service for retirement, disability, or death. The 2018 Plan provides that the administrator will determine the acceptable form(s) of consideration for exercising an option. An option will be deemed exercised when we receive the notice of exercise and full payment for the shares to be exercised, together with applicable tax withholdings.
The maximum term of an option is specified in the award agreement, provided that options will have a maximum term of no more than ten years, and provided further that an incentive stock option granted to a 10% stockholder must have a term not exceeding five years.
The administrator determines and specifies in each award agreement, solely in its discretion, the post-termination exercise period applicable to an option following a participant’s terminating service with us or our applicable parent, subsidiary, or affiliate. In the absence of such a determination, a participant (or such other appropriate person) will be able to exercise the vested portion of an option for: (1) three months following the participant’s termination for reasons other than retirement, death, or disability, and (2) 12 months following the participant’s termination due to retirement, death, or disability. In no event, however, will an option be exercisable beyond its term.
Stock Appreciation Rights
A stock appreciation right gives a participant the right to receive the appreciation in the fair market value of our common stock between the date of grant of the award and the date of its exercise. Each stock appreciation right granted under the 2018 Plan is evidenced by an award agreement specifying the exercise price, the expiration date, the conditions of exercise, and other terms and conditions of the award. Unless otherwise provided in the award agreement, a stock appreciation right subject to only time-based vesting will become fully vested upon termination of a participant’s service for retirement, death or disability.
The exercise price per share of each stock appreciation right may not be less than the fair market value of a share on the date of grant. Upon exercise of a stock appreciation right, the holder of the award will be entitled to receive a payment determined by multiplying: (1) the difference between the fair market value of a share on the date of exercise and the exercise price by (2) the number of exercised stock appreciation rights. We may pay the
32

EXECUTIVE COMPENSATION
appreciation in cash, in shares of equivalent value, or in some combination thereof. The term of a stock appreciation right will be no more than ten years from the date of grant. The terms and conditions relating to the period of post-termination exercise for options (described above) also apply to stock appreciation rights.
Restricted Stock Awards
Awards of restricted stock are rights to acquire or purchase shares of our common stock that generally are subject to transferability and forfeitability restrictions for a specified period. Each award of restricted stock is evidenced by an award agreement specifying the period during which the transfer of shares is subject to restriction (which, in the administrator’s sole discretion, may be based on the passage of time, the achievement of target levels of performance, the occurrence of other events the administrator determines, or a combination thereof), if any, the number of shares granted, and other terms and conditions of the award. Shares of restricted stock generally will be held in escrow until the end of the period of restriction applicable to such shares. Unless otherwise provided in the award agreement, a restricted stock award subject to only time-based vesting will become fully vested upon termination of a participant’s service for disability or death.
Unless otherwise provided by the administrator, a participant will forfeit any shares of restricted stock as to which the restrictions have not lapsed as of the date set forth in the award agreement. Unless the administrator provides otherwise, participants holding shares of restricted stock have the right to vote the shares and to receive any dividends paid with respect to such shares. The administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed.
Restricted Stock Units
The administrator may grant RSUs, which represent a right to receive cash or shares of our common stock at a future date. Each RSU granted under the 2018 Plan is evidenced by an award agreement specifying the number of shares subject to the award, the form of payout, and other terms and conditions of the award.
RSUs result in a payment to a participant only if the vesting criteria the administrator establishes are achieved or the awards otherwise vest. Unless otherwise provided in the award agreement, RSUs subject to only time-based vesting will become fully vested upon termination of a participant’s service for retirement, disability or death.
After the grant of RSUs, the administrator, in its sole discretion, may reduce or waive any restrictions (including vesting criteria) with respect to such RSUs. A participant will forfeit any unearned RSUs as of the date set forth in the award agreement. Payment of earned RSUs will be made as soon as practicable after the date set forth in the award agreement, and, in the administrator’s sole discretion, will be settled in cash, shares of our common stock, or in a combination of both (which will have an aggregate fair market value equal to the earned RSUs).
Performance Units and Performance Shares
Performance units and performance shares are awards that result in a payment to a participant only if specified performance objectives or other vesting provisions are achieved during a specified performance period. Each award of performance units or shares is evidenced by an award agreement specifying the performance period during which achievement of applicable performance objectives or other vesting criteria will be measured and other terms and conditions of the award. Each performance unit has an initial value established by the administrator on or before the grant date. Each performance share has an initial value equal to the fair market value of a share on the grant date.
The administrator sets performance objectives or other vesting provisions, which may be based upon achieving company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws, or any other basis the administrator determines in its discretion.
After the applicable performance period has ended, the holder of performance units or shares will be entitled to receive a payout of the number of performance units or shares earned by the participant over the performance period. The administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. Payment of earned performance units or shares will be made as soon as practicable after the end of the applicable performance period, and, in the administrator’s sole discretion,
Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 33

will be made in cash, in shares of equivalent value, or any combination of both (which will have an aggregate fair market value equal to the earned performance units or shares at the close of the applicable performance period). A participant will forfeit all performance units or shares that are unearned or unvested as of the date set forth in the award agreement.
Transferability of Awards
Unless otherwise determined by the administrator, awards generally are not transferable other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the participant, only by the participant.
Dissolution or Liquidation
In the event of our proposed dissolution or liquidation, the administrator will notify each participant as soon as practicable prior to the effective date of such proposed transaction. An award will terminate immediately prior to the completion of such proposed action to the extent the award has not been previously exercised.
Change in Control
The 2018 Plan provides that, in the event of a “change in control” (as defined in the 2018 Plan), each award will be treated as the administrator determines, including that: (1) awards may be assumed or substantially equivalent awards will be substituted by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments to the number and kind of shares and prices; (2) upon written notice to a participant, that the participant’s awards will terminate upon or immediately before the completion of such change in control; (3) outstanding awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an award will lapse, in whole or in part, before or upon completion of such change in control, and, to the extent the administrator determines, terminate upon or immediately before the effectiveness of such merger or change in control; (4) (a) awards will be terminated in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date the transaction occurs, or (b) awards will be replaced with other rights or property the administrator selects in its sole discretion; or (5) any combination of the foregoing. The administrator will not be required to treat all awards similarly in the transaction.
An award will not be considered assumed or substituted for unless: (1) the replacement award is the same type as the replaced award, (2) the replacement award has a value equal to the value of the replaced award as determined by the Compensation Committee in its discretion, (3) if the replaced award was equity-based, the replacement award relates to our publicly traded securities or the publicly traded securities of the surviving entity following the change in control, (4) the replacement award contains terms relating to vesting that are substantially identical to those of the replaced award and (5) if the terms and conditions of the replacement award are not less favorable to the participant than the terms and conditions of the replaced award as of the date of the change in control.
If the successor corporation does not assume or substitute for the award, options and stock appreciation rights will become fully vested and exercisable, all restrictions on restricted stock and restricted stock units will lapse, and, for awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all other terms and conditions will be deemed met. In addition, if an option or stock appreciation right is not assumed or substituted for, the administrator will notify the participant that the option or stock appreciation right will be exercisable for a period of time the administrator determines in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.
With respect to awards granted to our non-employee directors, in the event of a change in control, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, all restrictions on restricted stock and restricted stock units will lapse, and, for awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels, and all other terms and conditions met.
34

EXECUTIVE COMPENSATION
Termination or Amendment
The 2018 Plan will automatically terminate ten years from August 1, 2018, unless terminated earlier by our Board. The administrator may amend, alter, suspend or terminate the 2018 Plan at any time, provided that no amendment may be made without stockholder approval to the extent approval is necessary or desirable to comply with any applicable laws. In addition, no amendment, alteration, suspension or termination may materially impair the rights of any participant unless mutually agreed in writing otherwise between the participant and the administrator.
Adjusted Awards
With respect to any adjusted awards, to the extent that the terms of the 2018 Plan are inconsistent with the terms of the adjusted award, the terms of the adjusted award are governed by the applicable NETGEAR plan under which the adjusted award was granted and the award agreement pursuant to which the adjusted award was granted.
2018 Employee Stock Purchase Plan
Our Board has adopted and our stockholders have approved the 2018 ESPP, which became effective upon the completion of our initial public offering in August 2018 and has terms substantially as set forth below.
Purpose
The purpose of our 2018 ESPP is to provide our eligible employees with an opportunity to purchase shares of our common stock through accumulated payroll deductions. We believe that allowing our employees to participate in the 2018 ESPP provides them with a further incentive to ensure our success and accomplish our corporate goals.
Shares Available for Issuance
On August 1, 2018, in connection with the IPO, we reserved a total of 1,500,000 shares of common stock for issuance under the 2018 ESPP. As of December 31, 2020, 1,124,476 shares of common stock were available for issuance under the 2018 ESPP. The number of shares of our common stock available for issuance under our 2018 ESPP also includes an annual increase on the first day of each fiscal year beginning on January 1, 2019, in an amount equal to the least of: (1) 1,000,000 shares, (2) one percent (1%) of the outstanding shares of our common stock on the last day of the immediately preceding fiscal year and (3) such number of shares as our board of directors may determine; provided, however, that such determination under clause (3) will be made no later than the last day of the immediately preceding fiscal year. On January 1, 2021, a total of 793,294 shares of common stock were automatically added to our 2018 ESPP.
Administration
Our Board or a committee designated by our Board (referred to herein as the “administrator”) administers the 2018 ESPP. All questions of interpretation or application of the 2018 ESPP are determined by the administrator and its decisions are final and binding upon all participants.
Eligibility
Generally, each of our common law employees whose customary employment with us is at least twenty (20) hours per week and more than five (5) months in a calendar year is eligible to participate in the 2018 ESPP; except that no employee will be granted an option under the 2018 ESPP (1) to the extent that, immediately after the grant, such employee would own or have the right to purchase five percent (5%) or more of the total combined voting power or value of all classes of our capital stock or any of our parents or subsidiaries, or (2) to the extent that his or her rights to purchase stock under all of our 2018 ESPP accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.
Offering Period
Unless the administrator determines otherwise, each offering period during which an option granted pursuant to the 2018 ESPP may be exercised will have a duration of approximately six (6) months. No offering period will commence prior to the date of the distribution.
Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 35

Purchase Price
Unless and until the administrator determines otherwise, the per share purchase price is eighty-five percent (85%) of the fair market value of a share of common stock on the offering date or the exercise date, whichever is lower; provided, however, that the purchase price may be adjusted by the administrator.
Exercise and Payment of the Purchase Right; Payroll Deductions
The number of whole shares of common stock that a participant may purchase in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that offering period by the purchase price.
Non-Transferability
Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the 2018 ESPP may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or by designation of a beneficiary) by the participant.
Withdrawal
Generally, a participant may withdraw all but not less than all of his or her payroll deductions credited to his or her account and not yet used to exercise his or her option under the 2018 ESPP for an offering period at any time by written notice prior to the last trading day of the offering period without affecting his or her eligibility to participate in future offering periods. Once a participant withdraws from an offering period, however, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new subscription agreement to us.
Termination of Employment
Upon termination of a participant’s employment for any reason, including death or disability, he or she shall be deemed to have elected to withdraw from the 2018 ESPP and any payroll deductions credited to the participant’s account (to the extent not yet used to purchase shares of our common stock) shall be returned to the participant or, in the case of death, to the person or persons entitled thereto as provided in the 2018 ESPP, and such participant’s option will automatically be terminated.
Adjustments upon Changes in Capitalization, Dissolution or Liquidation, or Change in Control
Changes in Capitalization. Subject to any required action by our stockholders, in the event of any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other change in the number of shares of our common stock effected without receipt of consideration by us (provided, however, that conversion of any of our convertible securities shall not be deemed to have been “effected without receipt of consideration”), proportionate adjustments will be made to the purchase price per share and the number and kind of shares of common stock covered by each option under the 2018 ESPP (which has not yet been exercised), as well as to the number and kind of the shares available for purchase under the 2018 ESPP and the per-person numerical limits on the number of shares that may be purchased under the 2018 ESPP.
Dissolution or Liquidation. In the event of our proposed dissolution or liquidation, the offering period then in progress will be shortened by setting a new exercise date on which such offering period will end, unless provided otherwise by the administrator. The new exercise date will be prior to the dissolution or liquidation. If the administrator shortens any offering period then in progress, the administrator will notify each participant in writing, at least ten (10) business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the participant’s option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.
Change in Control. In the event of a “change in control,” as defined in the 2018 ESPP, each option under the 2018 ESPP will be assumed or an equivalent option will be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event the successor corporation refuses to assume or substitute for the options, any offering periods then in progress will be shortened by setting a new exercise date on which such offering period will end. The new exercise date will occur prior to the change of control. Further, the administrator
36

EXECUTIVE COMPENSATION
will notify each participant in writing, at least ten (10) business days prior to the new exercise date, that the exercise date has been changed to the new exercise date and that the participant’s option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period.
Amendment or Termination of the 2018 ESPP. Our 2018 ESPP will automatically terminate ten years from August 1, 2018, unless terminated earlier by the administrator. The administrator may, at any time and for any reason, terminate, amend or suspend the 2018 ESPP, including the term of any offering period then in progress. Generally, no such termination or amendment can adversely affect options previously granted and stockholder approval will be sought for certain changes as required by applicable law.
Participation in 2018 ESPP
Participation in Arlo’s 2018 ESPP is voluntary and dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. An eligible employee can participate in the 2018 ESPP by completing a subscription agreement authorizing payroll deductions and filing it with our payroll office prior to the applicable offering date.
Director Compensation
Under our non-employee director compensation policy (the “Director Compensation Policy”), our non-employee directors are entitled to receive the following compensation components.
Cash Retainer. Our non-employee directors are entitled to receive a $32,000 annual retainer (which was reduced from $40,000 in April 2020). The Chair of the Board and members and Chairs of each committee of the Board also receive the additional annual retainers described below:
•	Chair. The Chair of the Board will receive an additional annual retainer of $50,000.
•	Audit Committee. Each member (including the Chair) of the Audit Committee will receive an annual retainer of $10,000, and the Chair will receive an additional annual retainer of $12,000.
•	Compensation Committee. Each member (including the Chair) of the Compensation Committee will receive an annual retainer of $7,500, and the Chair will receive an additional annual retainer of $7,500.
•
Nominating and Corporate Governance Committee. Each member (including the Chair) of the Nominating and Corporate Governance Committee will receive an annual retainer of $5,000, and the Chair will receive an additional annual retainer of $5,000.

•
Cybersecurity Committee. Each member (including the Chair) of the Cybersecurity Committee will receive an annual retainer of $10,000, and the Chair will receive an additional annual retainer of $10,000.

All retainers are paid on a quarterly basis following the end of each quarter and are prorated, as needed, for partial service during such period.
Annual Grant. In addition, on an annual basis, each non-employee director who continues to serve as a non-employee director following each annual meeting of stockholders of the Company will receive an annual grant of a number of RSUs equal to $180,000 divided by the NYSE closing price of our common stock on the date of such annual stockholder meeting (rounded down to the nearest whole share), which will become fully vested on the date of the following year’s annual stockholder meeting.
Initial RSU Grant. Upon joining the Board, each non-employee director will be eligible to receive an initial grant of RSUs (the “Initial Grant”) equal to $180,000 (which was reduced from $360,000 in April 2020), with such dollar amount pro-rated for the date of such initial election or appointment in relation to the date of the previous annual meeting of stockholders, divided by the NYSE closing price of our common stock on the date of grant (rounded down to the nearest whole share), which will become fully vested on the date of the next annual stockholder meeting.
Continuing Education. In order to encourage continuing director education, we will also establish a budget for external director education of $7,000 over a two-year period for each director. Directors serving on multiple boards
Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 37

will be encouraged to obtain pro rata reimbursement of their director education expenses from each corporation that they serve. Biennially, we will arrange a continuing education session for the Board, as a whole, to attend in connection with one of its regularly scheduled meetings.
Travel Expenses. Our non-employee directors will be entitled to reimbursement for travel and other related expenses incurred in connection with their attendance at meetings of our Board and the committees thereof.
The following table details the compensation of our non-employee directors for the 2020 fiscal year.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Total ($)
Ralph E. Faison(3)	$107,259	$180,000	—	$287,259
Jocelyn E. Carter-Miller(3)	$56,262	$180,000	—	$236,262
Grady K. Summers(3)	$61,119	$180,000	—	$241,119
Mike Pope(3)	$53,688	$180,000	—	$233,688
Prashant Aggarwal(3)	$60,724	$180,000	—	$240,724
Amy M. Rothstein(3)	$36,495	$180,000	—	$216,495
(1)	The fees earned by our non-employee directors in 2020 represent the annual cash retainers discussed above, a portion of which were paid in 2021.
(2)
The amounts included in the “Stock Awards” column represent the full grant date value of awards granted in 2020 calculated utilizing the provisions of the authoritative guidance for stock compensation FASB ASC718 (without regards to estimates for forfeitures). 68,965 shares subject to RSUs were granted to each of our non-employee directors in July 2020. Refer to Note 13 in the Notes to Consolidated Financial Statements in Item 8 of Part II of the Annual Report on Form 10-K for the year ended December 31, 2020 for the assumptions used to estimate fair value at the grant date.

(3)
As of December 31, 2020, 78,429 shares subject to RSUs that were granted to Messrs. Aggarwal and Pope, respectively, were outstanding, 75,289 shares subject to RSUs that were granted to Ms. Cater-Miller and Messrs. Faison and Summers, respectively, were outstanding, and 10,000 shares subject to a stock option and 68,965 shares subject to RSUs that were granted to Ms. Rothstein were outstanding.

38

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Below we describe transactions since January 1, 2019 to which we were or will be a participant and in which the amounts involved exceeded or will exceed $120,000, and any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
Employment Arrangements
We currently have written confirmatory employment letters with our executive officers. For information about our employment agreements with our named executive officers, refer to “Executive Compensation - Agreements with our Named Executive Officers.”
Equity Awards Granted to Executive Officers and Directors
We have granted stock options and RSUs to our executive officers and directors. For information about our stock option and RSU awards to our named executive officers and our directors, refer to “Executive Compensation-Outstanding Equity Awards at Fiscal Year-End” and “Executive Compensation-Non-Employee Director Compensation.”
Indemnification Agreements
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request. We believe that these provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may decline in value to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Policies and Procedures for Related Person Transactions
We have a general policy that all material transactions with a related party, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, will be subject to prior review and approval by our Audit Committee and its independent members, who will determine whether such transactions or proposals are fair and reasonable to our company and our stockholders. In general, potential related-party transactions will be identified by our management and discussed with our Audit Committee at its meetings. Detailed proposals, including, where applicable, financial and legal analyses, alternatives and management recommendations, will be provided to our Audit Committee with respect to each issue under consideration, and decisions will be made by our Audit Committee with respect to the foregoing related-party transactions after opportunity for discussion and review of materials. When applicable, our Audit Committee will request further information and, from time to time, will request guidance or confirmation from internal or external counsel or auditors.
Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 39

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are Arlo stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Arlo. Direct your written request to Arlo Technologies, Inc., Attn: Secretary, 3030 Orchard Parkway, San Jose, California 95134 or call us at (408) 890-3900 and we will promptly deliver the requested documents or notice. Stockholders who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.
40

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Matthew McRae
Matthew McRae
Chief Executive Officer and Director
April 29, 2021
A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2020 is available without charge upon written request to: Arlo Technologies, Inc., Attn: Secretary, 3030 Orchard Parkway, San Jose, California 95134.
Arlo Technologies, Inc. Notice of 2021 Annual Meeting and Proxy Statement 41

ARLO TECHNOLOGIES, INC.
3030 ORCHARD PARKWAY
SAN JOSE, CA 95134

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 24, 2021. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ARLO2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 24, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D52681-P53678 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARLO TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Director	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominee:

01) Matthew McRae

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D52682-P53678

ARLO TECHNOLOGIES, INC.
Annual Meeting of Stockholders
June 25, 2021 9:30 AM
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Matt McRae and Brian Busse, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ARLO TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, PDT on June 25, 2021, virtually via live webcast at www.virtualshareholdermeeting.com/ARLO2021, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side